UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2017

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Unit Awards

On April 4, 2017, the Board of Directors of Diplomat Pharmacy, Inc. (the “Company”) approved a form of Restricted Stock Unit Award Agreement (Time-Based) (the “RSU Award Agreement”) for restricted stock units (“RSUs”) to be issued from time to time under the Company’s 2014 Omnibus Incentive Plan.  Under the terms of the RSU Award Agreement, the Company may issue the right to receive, upon vesting and the satisfaction of any required tax withholding obligation, shares of common stock, no par value, of the Company (“Common Stock”), which will become vested as set forth in the applicable award on the basis of one share of Common Stock for each RSU, provided that the grantee has remained continuously employed by the Company from the grant date to such vesting date.  The Form of RSU Award Agreement (Time-Based) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On April 4, 2017, the Company’s Board of Directors approved the issuance of time-based RSU awards to certain employees, including two of the Company’s executive officers in the following amounts:  Paul Urick, its President, 7,253 RSUs, and Gary Rice, its Executive Vice President of Operations, 4,587 RSUs.

Item 9.01                                 Financial Statements and Exhibits.

(d)                                                                                 Exhibits

No.	Description
10.1	Form of Restricted Stock Unit Award Agreement (Time-Based)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Philip R. Hagerman
Philip R. Hagerman
Chairman and Chief Executive Officer

Date: April 6, 2017

EXHIBIT INDEX

No.	Description
10.1	Form of Restricted Stock Unit Award Agreement (Time-Based)